As Filed Pursuant to Rule 424(b)(3)
Registration No. 333-295493

PROSPECTUS

87,000,000 Shares

Common Stock Offered by the Selling Stockholders

This prospectus relates to the resale from time to time of up to 87,000,000 shares of common stock, par value $0.001 per share, of SCYNEXIS, Inc. (the “Common Stock”) by the selling stockholders named in this prospectus under the section entitled “Selling Stockholders” (the “Selling Stockholders”), including its pledgees, assignees, donees, transferees or their respective successors-in-interest, which consist of (i) 34,750,000 outstanding shares of our Common Stock held by the Selling Stockholders (the “Shares”), (ii) 8,750,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) held by the Selling Stockholders, and (iii) 43,500,000 shares of Common Stock (the “Common Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”) issuable upon exercise of accompanying common warrants to purchase shares of Common Stock (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) held by the Selling Stockholders (or issuable upon exercise of Pre-Funded Warrants in lieu of Common Stock). We will not receive any proceeds from the sale of the shares offered by this prospectus, except the exercise price of $0.0001 per share of any of the Pre-Funded Warrants exercised for cash and the exercise price of $1.20 per share of any of the Common Warrants exercised for cash.

We have agreed, pursuant to a registration rights agreement that we have entered into with the Selling Stockholders, to bear all of the expenses incurred in connection with the registration of these shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our Common Stock.

The Selling Stockholders identified in this prospectus, or its pledgees, assignees, donees, transferees or their respective successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For more information on the Selling Stockholders, see the section entitled “Selling Stockholders” on page 10.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “SCYX.” On May 7, 2026, the last reported sale price of our Common Stock was $0.96 per share. You are urged to obtain current market quotations for our Common Stock.

Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the section entitled “Risk Factors” on page 8 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission (“SEC”), in any applicable prospectus supplement and in any other documents we file with the SEC.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 8, 2026.

i

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the SEC, and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of our Common Stock.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

In this prospectus, references to “SCYNEXIS, Inc.,” “SCYNEXIS,” the “Company,” the registrant,” “we,” “us,” and “our” refer to SCYNEXIS, Inc. and its subsidiary. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these forward-looking statements include statements regarding:

•

We have a limited history of profitability, we have only one product approved for commercial sale that is licensed to GlaxoSmithKline Intellectual Property (No.3) Limited (“GSK”), and to date we have generated limited revenue from product sales. As a result, our ability to curtail our losses and sustain profitability is unproven.

•	We expect a number of factors to cause our operating results to fluctuate on a quarterly and annual basis, which may make it difficult to predict our future performance.

•

We will continue to require substantial additional capital and if we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our development programs for SCY-247 and SCY-770.

•

We may not successfully integrate or realize the anticipated benefits of our acquisition of SCY-770, and the terms of the asset acquisition agreement, including potential development milestone payments and commercial milestone payments, which may adversely affect our financial condition and results of operations.

•

We cannot be certain that SCY-247 or SCY-770 will receive regulatory approval in the indications we are pursuing, and without regulatory approval it will not be possible to market SCY-247 or SCY-770 for these indications. Regulatory approval is a lengthy, expensive and uncertain process, and there is no guarantee that SCY-247 or SCY-770 will be approved by the U.S. Food and Drug Administration (“FDA”) for the indications we are pursuing.

•

Although the oral formulation of SCY-247 has been granted Qualified Infectious Disease Product status and Fast Track designation, this does not guarantee that the length of the FDA review process will be significantly shorter than otherwise, or that SCY-247 will ultimately be approved by the FDA.

•

Although SCY-770 has been granted Orphan Drug Designation by the FDA for the treatment of Autosomal Dominant Polycystic Kidney Disease (“ADPKD”), such designation may not result in any regulatory or commercial advantages, and we may not be able to maintain such designation or obtain marketing exclusivity upon approval, if any.

•

Delays in the commencement, enrollment and completion of clinical trials could result in increased costs to us and delay or limit our ability to obtain regulatory approval for SCY-247, SCY-770 or any future product candidates.

•

Clinical failure can occur at any stage of clinical development. Because the results of earlier clinical trials are not necessarily predictive of future results, any product candidate we or our current or potential future partners advance through clinical trials may not have favorable results in later clinical trials or receive regulatory approval.

•	SCY-770 has not been evaluated in clinical trials for ADPKD, and preclinical data and prior clinical data in other indications may not be predictive of results in ADPKD patients. There can be no assurance that the study or studies of SCY-770 will commence on the expected timeline or demonstrate safety or efficacy in the treatment of ADPKD or receive regulatory approval for such indication.

•	We have only submitted one NDA and one supplemental NDA before, and we may be unable to do so for SCY-247 or any future product candidate we may seek to develop.

•

The environment in which our regulatory submissions may be reviewed changes over time, which may make it more difficult to obtain regulatory approval of any of our product candidates we may seek to develop or commercialize.

•

If SCY-247, SCY-770 or any other future product candidates for which we receive regulatory approval do not achieve broad market acceptance, the revenue that is generated from their sales will be limited.

•

A significant use of antifungal drugs consists of treatment due to the presence of symptoms before diagnosis of the invasive fungal infections, and if recently approved diagnostic tools, or additional tools currently under development, for the quick diagnosis of invasive fungal infections are broadly used in the marketplace, the number of treatments using antifungal drugs may decrease significantly, decreasing the potential market for SCY-247.

•	If resistance to SCY-247 develops quickly or cross-resistance with echinocandins becomes more common, our business will be harmed.

•

SCY-247 and product candidates may have undesirable side effects that may delay or prevent marketing approval, or, if approval is received, require them to be taken off the market or otherwise limit their sales.

•	We expect that SCY-247 and any future product candidates we may seek to develop will face competition, and most of our competitors have significantly greater resources than we do.

•

Even if SCY-770 receives regulatory approval for the treatment of ADPKD, it will face competition from existing approved therapies and any future approved therapies, and may not achieve broad market acceptance among physicians, patients and third-party payors.

•

Reimbursement decisions by third-party payors may have an adverse effect on pricing and market acceptance in the United States for SCY-247 and any future product candidates we may seek to develop. If there is not sufficient reimbursement for our products, it is less likely that our products will be purchased by patients and/or providers.

•

We expect that a portion of the market for SCY-247 and any other product candidates we may seek to develop will be outside the United States. However, our product candidates may never receive approval or be commercialized outside of the United States.

•	SCY-247 or any other future product candidates we may seek to develop, may still face future development and regulatory difficulties.

•

Pharmaceutical companies are subject to significant ongoing regulatory obligations and oversight, which may result in significant additional expense and limit our ability to commercialize our products.

•	Regulations, guidelines and recommendations published by various government agencies and organizations may affect the use of SCY-247 and any future product candidates we may seek to develop.

•

We are dependent on our license agreement with GSK to commercialize ibrexafungerp other than in the Greater China region and in the Russian Federation and certain other countries, and if GSK is not successful in commercializing ibrexafungerp in these areas, we will lose a significant source of potential revenue.

•

We are dependent on our existing third-party collaboration with Hansoh to commercialize ibrexafungerp in the Greater China region, and if Hansoh is not successful in commercializing ibrexafungerp in these areas, we will lose a significant source of potential revenue.

•

We are dependent on our existing third-party collaboration with R-Pharm to commercialize ibrexafungerp in the Russian Federation and certain other countries, and if R-Pharm is not successful in commercializing ibrexafungerp in those countries, we will lose a significant source of potential revenue.

•	We may not be successful in establishing and maintaining development and commercialization collaborations, which could adversely affect our ability to develop and commercialize product candidates.

•	We depend on third-party contractors for a substantial portion of our drug development activities and may not be able to control their work as effectively as if we performed these functions ourselves.

•

As we do not intend to own or operate facilities for manufacturing, storage and distribution of drug substance or drug product we are and will be dependent on third parties for the manufacture of SCY-247 and SCY-770. If we experience problems with any of these third parties, the manufacturing of SCY-247 or SCY-770 could be delayed.

•	If we fail to establish or lose our relationships with CROs, our drug development efforts could be delayed.

•

We were dependent on Merck for the establishment of our intellectual property rights related to ibrexafungerp, and if Merck did not establish our intellectual property rights with sufficient scope to protect ibrexafungerp, we may have limited or no ability to assert intellectual property rights to ibrexafungerp.

•	We may not be able to manage our business effectively if we are unable to attract and retain key personnel.

•	We may need to expand our operations and increase the size of our company, and we may experience difficulties in managing growth.

•

We may face potential product liability exposure, and if successful claims are brought against us, we may incur substantial liability for a product candidate and may have to limit its commercialization.

•	Our research and development activities could be affected or delayed as a result of possible restrictions on animal testing.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” and similar expressions (including their use in the negative) intended to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings, and may provide additional information in any applicable prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our Common Stock, you should carefully consider the risk factors incorporated by reference herein, in addition to the other information set forth in this prospectus and in the documents incorporated by reference herein.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our Common Stock.

Company Overview

SCYNEXIS, Inc. is a clinical-stage biotech company dedicated to advancing innovative solutions for severe rare diseases. We have acquired SCY-770, a novel, highly selective, direct AMP-activated protein kinase activator, for the treatment of Autosomal Dominant Polycystic Kidney Disease (“ADPKD”), a progressive inherited kidney disorder characterized by the development and enlargement of fluid-filled renal cysts, progressive loss of kidney function and an increased risk of end-stage kidney disease. SCY-770 has been granted Orphan Drug Designation by the U.S. Food and Drug Administration (“FDA”) and is designed to address many of the underlying drivers of ADPKD by reducing cyst growth and disease progression.

Our proprietary antifungal platform “fungerps” includes BREXAFEMME® (ibrexafungerp tablets), the first approved representative of this novel class, which was licensed to GlaxoSmithKline Intellectual Property (No. 3) Limited in May 2023, and SCY-247, currently in clinical stages of development. Ibrexafungerp is the first representative of this novel class of antifungals and was approved by the FDA as BREXAFEMME for treatment of patients with vulvovaginal candidiasis in 2021 and for the reduction in the incidence of recurrent vulvovaginal candidiasis in 2022. We own 100% of the rights to SCY-247, as well as additional fungerp compounds in preclinical and discovery stage of development. The FDA has granted Qualified Infectious Disease Product status, Fast Track, and Orphan Drug designations for the oral formulation of SCY-247.

Private Placement

Securities Purchase Agreement

On March 30, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which we agreed to sell and issue (i) an aggregate of 34,750,000 shares of Common Stock, (ii) with respect to certain Purchasers, in lieu of such shares of Common Stock, Pre-Funded Warrants to purchase an aggregate of 8,750,000 shares of Common Stock and (iii) accompanying Common Warrants to purchase an aggregate of 43,500,000 shares of Common Stock or Pre-Funded Warrants, at a purchase price of $0.92 per share of Common Stock and accompanying Warrant and $0.9199 per Pre-Funded Warrant and accompanying Warrant, in a private placement (the “Private Placement”). On April 1, 2026, we closed the Private Placement and issued an aggregate of 34,750,000 shares of Common Stock, Pre-Funded Warrants to purchase an aggregate of 8,750,000 shares of Common Stock and accompanying Warrants to purchase an aggregate of 43,500,000 shares of Common Stock or Pre-Funded Warrants to the Purchasers.

Each Pre-Funded Warrant has an exercise price equal to $0.0001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full. Each Warrant has an exercise price equal to $1.20 per share. The Warrants are exercisable at any time after their original issuance and will expire on the date that is sixty (60) months from their original issue date. The Pre-Funded Warrants and the Warrants provide that a holder of Pre-Funded Warrants or Warrants, as applicable, will not have the right to exercise any portion of its Pre-Funded Warrants or Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving 61 days’ notice to us, but not to any percentage in excess of 19.99%.

The shares of Common Stock issued to the Purchasers, and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants or the Warrants, as applicable, were not initially registered under the Securities Act or any state securities laws. We have relied on the exemption from the registration requirements afforded by Regulation D under the Securities Act. In connection with their execution of the Purchase Agreement, each of the Purchasers represented to us that such Purchaser is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by such Purchaser were being acquired solely for its own account and for investment purposes and not with a view to its future sale or distribution.

Registration Rights Agreement

On March 30, 2026, in connection with the Private Placement, we entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which we agreed to (i) by no later than 30 days after the Closing Date, file a registration statement with the SEC to cover the resale of the shares of Common Stock, including those shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Warrants, issued to the Purchasers pursuant to the Purchase Agreement, (ii) to use reasonable best efforts to cause such registration statement to become effective as soon as practicable and (iii) to keep such registration statement effective until the earlier of (a) the date on which the Purchasers shall have resold all the shares of Common Stock covered thereby and (b) the date on which the Shares may be resold by the Purchasers without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect. In the event that such registration statement is not filed or declared effective within the timeframes set forth in the Registration Rights Agreement or, after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or our failure to update such registration statement, subject to certain limited exceptions, then we have agreed to make pro rata payments to each Purchaser as liquidated damages in an amount equal to 1.0% of the aggregate amount paid pursuant to the Purchase Agreement by such Purchaser for such Registrable Securities then held by such Purchaser for each 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The registration statement of which this prospectus is a part relates to the offer and resale of the shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement, including the shares issuable upon exercise of the Pre-Funded Warrants and the Warrants. When we refer to the Selling Stockholders in this prospectus, we are referring to the Purchasers named in this prospectus as the Selling Stockholders and, as applicable, any donees, pledgees, assignees, transferees or other successors-in-interest selling the Shares received after the date of this prospectus from the Selling Stockholders as a gift, pledge, or other non-sale related transfer.

Corporate Information

Our principal executive offices are located at 1 Evertrust Plaza, 13th Floor, Jersey City, NJ 07302, and our telephone number is (201) 884-5485. Our website is located at https://www.scynexis.com/. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

THE OFFERING

Common Stock Offered by the Selling Stockholders	Up to 87,000,000 shares of Common Stock.

Use of Proceeds	We will not receive any proceeds from the sale of our shares of Common Stock offered hereby by the Selling Stockholders, although we will receive the net proceeds of any Warrants exercised for cash.

Risk Factors	An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 8 of this prospectus and the similarly entitled sections in the documents incorporated by reference into this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Nasdaq Capital Market Symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SCYX.” We do not intend to apply for listing of the Warrants on any securities exchange or nationally recognized trading system.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 4, 2026, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our Common Stock held by the Selling Stockholders pursuant to this prospectus; however, we will receive proceeds from any cash exercise of the Common Warrants and nominal proceeds from any cash exercise of the Pre-Funded Warrants. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Common Stock to be sold by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses payable with respect to sales of shares of our Common Stock.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders to offer and sell from time to time the Shares and the Warrant Shares. For additional information regarding the issuance of the Shares and the Warrants, see the section entitled “Prospectus Summary—Private Placement” above.

The Common Stock beneficially owned prior to the offering by the Selling Stockholders in the table below is based on information supplied to us by the Selling Stockholders, with beneficial ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership after this offering is based on 79,442,633 shares of Common Stock outstanding as of April 1, 2026, which includes the outstanding shares of Common Stock offered by this prospectus but does not include any shares of Common Stock offered by this prospectus that are issuable pursuant to the Pre-Funded Warrants and the Common Warrants and are deemed outstanding in the table below because they are not beneficially owned by a Selling Stockholder. The issuance of shares of Common Stock upon exercise of the Common Warrants purchased by the Selling Stockholders pursuant to the Purchase Agreement is conditioned upon (i) the approval by our stockholders of an amendment to our amended and restated certificate of incorporation (the “Amendment”) to increase the number of authorized shares of Common Stock of the Company, which we intend to seek at our annual meeting of stockholders to be held on or about June 25, 2026, and (ii) the subsequent filing and effectiveness of the Amendment to our amended and restated certificate of incorporation. The Common Warrants are not exercisable until such stockholder approval has been obtained, and the Amendment has become effective. There can be no assurance that our stockholders will approve the proposed Amendment.

The Selling Stockholders may sell some, all or none of the shares of Common Stock offered by this prospectus from time to time. We do not know how long the Selling Stockholders will hold the shares of Common Stock covered hereby before selling them and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any shares of Common Stock.

In addition, since the date on which the Selling Stockholders provided the information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act. Any changed information given to us by the Selling Stockholders will be set forth in prospectus supplements, post-effective amendments or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, which are incorporated by reference in this prospectus, if and when necessary.

As used in this prospectus, the term “Selling Stockholders” includes the Selling Stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and its donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive such shares of Common Stock in any non-sale transfer after the date of this prospectus.

In computing the number of shares of our Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of such Selling Stockholder, we deemed outstanding shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and/or the Common Warrants, as applicable, held by that Selling Stockholder that are exercisable within 60 days of April 1, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other Selling Stockholder. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any Selling Stockholder named below.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(2)
	Number	Percentage		Number	Percentage
Entities affiliated with Great Point Partners LLC(3)	7,978,713	9.99%	32,608,694	—	—
Squadron Master Fund LP(4)	7,608,695	9.58%	15,217,390	—	—
Adage Capital Partners, L.P.(5)	4,347,826	5.47%	8,695,652	—	—
Entities affiliated with Propel Bio Management, LLC(6)	4,347,826	5.47%	8,695,652	—	—
CVI Investments, Inc.(7)	4,869,723	5.92%	4,173,920	5,088,941	5.88%
Woodline Master Fund LP(8)	2,717,391	3.42%	5,434,782	—	—
Entities affiliated with Empery Asset Management(9)	2,007,826	2.52%	3,695,652	160,000	*
Lytton-Kambara Foundation(10)	2,707,325	3.39%	3,043,478	1,185,586	1.46%
3i, LP(11)	1,521,739	1.92%	3,043,478	—	—
David Angulo, M.D. (12)	1,449,059	1.81%	217,390	1,340,364	1.67%
Entities affiliated with DAFNA Capital Management LLC (13)	1,420,206	1.78%	2,173,912	333,250	*

*	Represents beneficial ownership of less than one percent.
(1)

The number of shares of our Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our Common Stock that a Selling Stockholder may offer and sell from time to time under this prospectus.

(2)

We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholders, including Common Stock issuable upon exercise of the Pre-Funded Warrants and/or the Common Warrants, as applicable.

(3)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 4,985,869 shares of Common Stock purchased by Biomedical Value Fund, L.P., (ii) 2,568,478 shares of Common Stock purchased by Biomedical Offshore Value Fund, Ltd. and (iii) 424,366 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased by Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. in the Private Placement. The shares underlying the following Pre-Funded Warrants and Common Warrants purchased in the Private Placement are not included in the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” because they are subject to limitation on exercisability if such exercise would result in the entities affiliated with Great Point Partners LLC (“Great Point”) beneficially owning more than 9.99% of our outstanding Common Stock (“9.99% Beneficial Ownership Limitation”): (i) 8,325,634 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased by Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. in the Private Placement, (ii) 10,760,869 shares of Common Stock issuable upon exercise of the Common Warrants purchased by Biomedical Value Fund, L.P. and (iii) 5,543,478 shares of Common Stock issuable upon exercise of the Common Warrants purchased by Biomedical Offshore Value Fund, Ltd. in the Private Placement. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the shares of Common Stock, including the shares of Common Stock issuable upon exercise of these Warrants, purchased by Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. in the Private Placement and included under “Shares of Common Stock Beneficially Owned Prior to the Offering,” without giving effect to the 9.99% Beneficial Ownership Limitation. Great Point is the investment manager of Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. and by virtue of such status may be deemed to be the beneficial owner of the securities. Each of Dr. Jeffrey R. Jay, M.D., as senior managing member of Great Point, and Lillian Nordahl, as managing director of Great Point, has voting and investment power with respect to the securities, and therefore may be deemed to be the beneficial owner of the securities. Notwithstanding the above, Great Point, Dr. Jeffrey Jay and Lillian Nordahl disclaim beneficial ownership of the securities, except to the extent of their respective pecuniary interests. The shares reported as beneficially owned in the table are based partially on a Schedule 13G filed with the SEC on April 7, 2026, reporting beneficial ownership as of March 31, 2026. The principal business address for Great Point is 165 Mason Street, 3rd Floor, Greenwich, Connecticut 06830.
(4)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 7,608,695 shares of Common Stock purchased by Squadron Master Fund LP in the Private Placement. The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include 7,608,695 shares issuable upon exercise of the Common Warrants purchased by Squadron Master Fund LP in the Private Placement. The shares reported under “Number of Shares of Common Stock Being Offered” consist of (i) the 7,608,695 shares of Common Stock and (ii) 7,608,695 shares of Common Stock underlying such Common Warrants purchased by Squadron Master Fund LP in the Private Placement. The shares reported as beneficially owned in the table are based solely on a Schedule 13G filed with the SEC on April 8, 2026, reporting beneficial ownership as of March 31, 2026. Squadron Capital Management, LLC, which serves as investment adviser to private funds, including but not limited to Squadron Master Fund LP (collectively, the “Squadron Funds”), may be deemed to be the beneficial owner of all shares held by the Squadron Funds. Matthew Sesterhenn and William Blank, as Partners of Squadron Capital Management, LLC, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares held by the Squadron Funds. Squadron Capital Management, LLC and Mr. Sesterhenn and Mr. Blank expressly disclaim beneficial ownership over any of the securities. The principal business address for Squadron Master Fund LP is 999 Oakmont Plaza Drive, Suite 600, Westmont, Illinois 60559.

(5)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 4,347,826 shares of Common Stock purchased by Adage Capital Partners, L.P. in the Private Placement. The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include 4,347,826 shares issuable upon exercise of the Common Warrants purchased by Adage Capital Partners, L.P. in the Private Placement. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, L.P., and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, L.P. and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The principal business address for Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(6)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 3,582,249 shares of Common Stock purchased by Propel Bio-Host Partners L.P. and (ii) 765,577 shares of Common Stock purchased by Propel Bio Partners L.P. in the Private Placement. The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include the following Common Warrants purchased in the Private Placement: (i) 3,582,249 shares of Common Stock issuable upon exercise of the Common Warrants purchased by Propel Bio-Host Partners L.P. and (ii) 765,577 shares of Common Stock issuable upon exercise of the Common Warrants purchased by Propel Bio Partners L.P (collectively, the “Propel Bio Funds”). Propel Bio Management LLC (“Propel”) and Leen Kawas provide advisory services to the Propel Bio Funds. Ms. Kawas is the sole owner of Propel. Propel and Ms. Kawas expressly disclaim beneficial ownership of the securities. Propel Bio Partners LLC (“General Partner”) serves as the general partner to a private investment fund managed by Propel. Ms. Kawas and Richard Kayne (“Mr. Kayne”) are control persons of the General Partner and each expressly disclaim beneficial ownership of the shares. The address for the entities and individuals is 11620 Wilshire Boulevard, Suite 350, Los Angeles, California 90025.
(7)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 2,086,960 shares of Common Stock purchased by CVI Investments, Inc. (“CVI”) in the Private Placement, (ii) 1,975,819 shares of Common Stock issuable upon exercise of the common warrants offered and sold by us in an underwritten offering in April 2022 (“2022 Common Warrants”) held by CVI and subject to limitation on exercisability if such exercise would result in CVI beneficially owning more than 4.99% of our outstanding Common Stock (the “4.99% Beneficial Ownership Limitation”) and (iii) 806,943 additional shares of Common Stock issuable upon exercise of the 2022 Common Warrants that are subject to limitation on exercisability if such exercise would result in CVI beneficially owning more than 9.99% of our outstanding Common Stock. The shares underlying the following Common Warrants are not included in the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” because they are subject to limitation on exercisability if such exercise would result in CVI beneficially owning more than the 4.99% Beneficial Ownership Limitation: (i) 2,086,960 shares of Common Stock issuable upon exercise of the Common Warrants purchased in the Private Placement and (ii) 2,350,631 shares of Common Stock issuable upon exercise of the 2022 Common Warrants held by CVI. The shares reported under “Number of Shares of Common Stock Being Offered” consist of the shares of Common Stock, including the shares of Common Stock issuable upon exercise of the Common Warrants purchased in the Private Placement and included in the “Shares of Common Stock Beneficially Owned Prior to the Offering,” without giving effect to the 4.99% Beneficial Ownership Limitation. Heights Capital Management, Inc., the authorized agent of CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the securities. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(8)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,717,391 shares of Common Stock purchased by Woodline Master Fund LP in the Private Placement. The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include 2,717,391 shares of Common Stock issuable upon exercise of the Common Warrants purchased by Woodline Master Fund LP in the Private Placement. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the securities. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, California 94111.

(9)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 1,140,663 shares of Common Stock purchased by Empery Asset Master LTD (“EAM”), (ii) 506,120 shares of Common Stock purchased by Empery Tax Efficient, LP (“ETE”), (iii) 201,043 shares of Common Stock purchased by Empery Tax Efficient III, LP (“ETE III” and, together with EAM and ETE, the “Empery Funds”) in the Private Placement and (iv) an aggregate of 160,000 shares of shares of Common Stock issuable upon exercise of 2022 Common Warrants held by Empery Funds. The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include the following Common Warrants purchased in the Private Placement: (i) 1,140,663 shares of Common Stock issuable upon exercise of the Common Warrants purchased by EAM, (ii) 506,120 shares of Common Stock issuable upon exercise of the Common Warrants purchased by ETE and (iii) 201,043 shares of Common Stock issuable upon exercise of the Common Warrants purchased by ETE III. Empery Asset Management LP, the authorized agent of the Empery Funds, has discretionary authority to vote and dispose of the securities held by the Empery Funds and may be deemed to be the beneficial owner of such securities. Ryan Lane, in his capacity as the chief investment officer of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the securities held by the Empery Funds. Each of the Empery Funds and Mr. Lane disclaim any beneficial ownership of such securities. The address of each of the Empery Funds is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, New York 10020.
(10)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 1,521,739 shares of Common Stock purchased by Lytton-Kambara Foundation in the Private Placement, (ii) 685,586 shares of Common Stock held by Laurence Lytton and (iii) 500,000 shares of Common Stock issuable upon exercise of the 2022 Common Warrants held by Laurence Lytton. The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include 1,521,739 shares of Common Stock issuable upon exercise of the Common Warrants purchased by Lytton-Kambara Foundation in the Private Placement. Laurence Lytton, in his capacity as President of Lytton-Kambara Foundation, has voting and dispositive control over the securities held by the Lytton-Kambara Foundation. The address of the Lytton-Kambara Foundation is 467 Central Park West, 17A, New York, New York 10025.

(11)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 1,521,739 shares of Common Stock purchased by 3i, LP in the Private Placement. The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include 1,521,739 shares of Common Stock issuable upon exercise of the Common Warrants purchased by 3i, LP in the Private Placement. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority (“FINRA”), or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, New York 10013.

(12)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 108,695 shares of Common Stock purchased by Dr. Angulo in the Private Placement and (ii) 1,340,364 shares of Common Stock beneficially owned by Dr. Angulo as of April 1, 2026. The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include 108,695 shares of Common Stock issuable upon exercise of the Common Warrants purchased by Dr. Angulo in the Private Placement. The address of Dr. Angulo is SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey 07302.

(13)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 717,391 shares of Common Stock purchased by DAFNA Lifescience, LP and (ii) 369,565 shares of Common Stock purchased by DAFNA Lifescience Select, LP in the Private Placement, in addition to (iii) 242,000 shares of Common Stock issuable upon exercise of the 2022 Common Warrants held by DAFNA Lifescience, LP and (iv) 91,250 shares of Common Stock issuable upon exercise of the 2022 Common Warrants held by DAFNA Lifescience Select, LP. The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include the following Common Warrants purchased in the Private Placement: (i) 717,391 shares of Common Stock issuable upon exercise of the Common Warrants purchased by DAFNA Lifescience, LP and (ii) 369,565 shares of Common Stock issuable upon exercise of the Common Warrants purchased by DAFNA Lifescience Select, LP. DAFNA Capital Management LLC is the sole general partner of DAFNA LifeScience, LP and DAFNA LifeScience Select, LP. The chief executive officer and chief investment officer of DAFNA Capital Management LLC are Dr. Nathan Fischel and Dr. Fariba Ghodsian, respectively. These individuals may be deemed to have shared voting and investment power of the shares held by DAFNA LifeScience, LP and DAFNA LifeScience Select, LP. Each of Dr. Fischel and Dr. Ghodsian disclaim beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address of DAFNA Capital Management LLC is 10900 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024.

Relationships with Selling Stockholders

As discussed in detail above under the section entitled “Prospectus Summary—Private Placement,” in March 2026, we entered into the Purchase Agreement with the Selling Stockholders, pursuant to which we sold and issued shares of our Common Stock, Pre-Funded Warrants to purchase our Common Stock and Warrants to purchase our Common Stock or Pre-Funded Warrants. We also entered into the Registration Rights Agreement with the Selling Stockholders, pursuant to which we agreed to file a registration statement with the SEC to cover the resale by the Selling Stockholders of the shares of our Common Stock, including the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Warrants, issued pursuant to the Purchase Agreement.

CVI Investments, Inc., a beneficial holder of more than 5% of our Common Stock, is a Purchaser pursuant to the Purchase Agreement. Pursuant to the Purchase Agreement, we sold to CVI an aggregate of 2,086,960 shares of our Common Stock and Common Warrants to purchase up to 2,086,960 shares of our Common Stock in exchange for $1,920,003.20, before deducting placement agent fees and other offering expenses payable by us.

Dr. David Angulo, M.D., who is our Chief Executive Officer and a director, is a Purchaser pursuant to the Purchase Agreement. Pursuant to the Purchase Agreement, we sold to Dr. Angulo an aggregate of 108,695 shares of our Common Stock and Common Warrants to purchase up to 108,695 shares of our Common Stock in exchange for $99,999.40, before deducting placement agent fees and other offering expenses payable by us.

Other than CVI and Dr. Angulo, none of the Selling Stockholders has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares of Common Stock or other securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of our amended and restated certificate of incorporation, and our amended and restated bylaws.

General

Our amended and restated certificate of incorporation provides for Common Stock and authorized shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors. Our authorized capital stock consists of 155,000,000 shares, all with a par value of $0.001 per share, of which 150,000,000 shares are designated as Common Stock and 5,000,000 shares are designated as preferred stock.

Common Stock

Voting Rights. Each holder of our Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law. Cumulative voting for the election of directors is not provided for in our amended and restated certificate of incorporation, which means that the holders of a majority of our shares of Common Stock can elect all of the directors then standing for election.

Dividends and Distributions. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Liquidation Rights. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors. The rights, preferences, and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preemptive or Similar Rights. Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control or other corporate action and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

Outstanding Warrants

As of May 1, 2026, there were outstanding (i) pre-funded warrants to purchase an aggregate of 6,389,815 shares of our Common Stock, consisting of (a) pre-funded warrants to purchase 3,200,000 shares of our Common Stock issued in our underwritten offering in December 2020, and (b) pre-funded warrants to purchase 3,189,815 shares of Common Stock issued in our underwritten offering in April 2022, in each case at an exercise price of $0.0001 per share, and (ii) common warrants to purchase an aggregate of 15,248,811 shares of our Common Stock, consisting of (a) 2022 Common Warrants to purchase 15,000,000 shares of our Common Stock, at an exercise price of $3.45 per share, (b) common warrants to purchase 198,814 shares of our Common Stock pursuant to the loan agreement with Hercules Capital Inc. and Silicon Valley Bank in May 2021, at a weighted average exercise price of $7.04 per share, and (c) common warrants to purchase 50,000 shares of our Common Stock pursuant to a consulting agreement with Danforth Advisors in November 2021, at an exercise price of $5.50 per share, not including the Warrants issued pursuant to the Private Placement described below under “Private Placement Warrants.”

Private Placement Warrants

As of May 1, 2026, there were outstanding (i) Pre-Funded Warrants to purchase an aggregate of 8,750,000 shares of our Common Stock, and (ii) Common Warrants to purchase an aggregate of 43,500,000 shares of our Common Stock. Each Pre-Funded Warrant has an exercise price of $0.0001 per share and may only be exercised for cash. Each Pre-Funded Warrant is immediately exercisable and will expire when exercised in full. Each Common Warrant has an exercise price of $1.20 per share and may be exercised for one share of Common Stock (or Pre-Funded Warrant in lieu thereof). Each Common Warrant will be exercisable beginning on the effective date of the stockholder approval relating to the proposed increase in our authorized shares of Common Stock and will expire on 5:00 p.m. (New York City time) on the earlier of (i) the fifth anniversary of the closing date and (ii) the 30th day after the Company publicly releases topline data at Week 48 from its Phase 2 proof-of-concept clinical study evaluating SCY-770 in patients with ADPKD.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of Common Stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by consent in writing. A special meeting of stockholders may be called only by a majority of our whole board of directors, the chair of our board of directors, or our chief executive officer.

Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, are required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of the board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of our company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

In general, Section 203 defines business combination to include the following:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder;

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the trading symbol “SCYX.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other exchange of the other securities covered by such prospectus supplement.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC. The transfer agent’s address is 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholder;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3), under Rule 144 or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees, donees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Pre-Funded Warrants or the Common Warrants by payment of cash, however, we will receive the exercise price of $0.0001 per share pursuant to the Pre-Funded Warrants or the exercise price of $1.20 per share pursuant to the Common Warrants, as applicable.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

The validity of the shares of Common Stock to be offered for resale by the Selling Stockholders under this prospectus will be passed upon for us by Cooley LLP.

EXPERTS

The financial statements of SCYNEXIS, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is www.scynexis.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36365. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) filed with the SEC on March 4, 2026;

•

The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our Definitive Proxy Statement for our 2026 annual meeting of stockholders filed with the SEC on April 30, 2026;

•	Our Current Reports on Form 8-K filed with the SEC on March 31, 2026, March 31, 2026 and April 20, 2026 (each to the extent the information in such reports is filed and not furnished); and

•

The description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on May 19, 2014, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to SCYNEXIS, Inc. Attn: Investor Relations, 1 Evertrust Plaza, 13th Floor, Jersey City, NJ 07302.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

Up to 87,000,000 Shares of Common Stock

PROSPECTUS

May 8, 2026